Exhibit 10.8

FORM OF LOCK-UP AGREEMENT

[●], 2021

Falcon Capital Acquisition Corp.

660 Madison Avenue, 12th Floor

New York, NY 10065

Re:	Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement is being delivered pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February [●], 2021, by and among Falcon Capital Acquisition Corp., a Delaware corporation (“PubCo”), FCAC Merger Sub Inc., a Delaware corporation, Sharecare, Inc., a Delaware corporation, and Colin Daniel, as the Stockholder Representative. Capitalized terms used herein and not defined herein shall have such meanings as set forth in the Merger Agreement.

As a result of the Merger Agreement, the undersigned (“Holder”) is, or shall be, the owner of record, or beneficially of, certain shares of PubCo Common Stock or securities exercisable for PubCo Common Stock (the “Lock-Up Shares”).

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holder and PubCo agree as follows:

1. Except as otherwise set forth in this letter agreement or with the prior written consent of PubCo, Holder shall not Transfer any Lock-Up Shares until the earlier of (a) one (1) year after the Effective Time, and (b) subsequent to the Effective Time if the closing price of PubCo Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Effective Time (the “Lock-Up Period”). “Transfer” means the (x) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

2. Notwithstanding Paragraph 1, Holder shall be permitted to Transfer certain of Holder’s Lock-Up Shares during the Lock-Up Period as follows:1

(a) beginning on the 180th day after the Effective Time until the 269th day after the Effective Time, Holder may Transfer a number of Lock-Up Shares not to exceed to the greater of (i) five percent (5%) of Holder’s Lock-Up Shares as of the Effective Time, and (ii) 750,000 shares of PubCo Common Stock;

(b) beginning on the 270th day after the Effective Time until the end of the Lock-Up Period, Holder may Transfer an additional number of Lock-Up Shares not to exceed the greater of (i) five percent (5%) of Holder’s Lock-Up Shares as of the Effective Time, and (ii) 750,000 shares of PubCo Common Stock, plus, in each case, the maximum number of Lock-Up Shares that Holder was permitted to Transfer pursuant to Paragraph 2(a) less the Lock-Up Shares Holder actually Transferred pursuant thereto;

[1]	Note to Draft: Lock-Up Agreement for CEO will not include clauses (a) or (b) of Paragraph 2.

(c) as a bona fide gift or charitable contribution;

(d) by will or intestate succession to a legal representative, heir, beneficiary or a member of the immediate family (as defined below) of Holder;

(e) to partners, members, beneficiaries (or the estates thereof) or stockholders of Holder;

(f) to any immediate family of Holder (“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(g) to any trust for the direct or indirect benefit of Holder or the immediate family of Holder;

(h) to any corporation, partnership, limited liability company, trust or other entity that controls, or is controlled by or is under common control with, Holder or the immediate family of Holder or is otherwise a direct or indirect affiliate;

(i) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; or

(j) pursuant to a bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions involving a change of control of PubCo (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which Holder may agree to Transfer Lock-Up Shares in connection with such transaction or series of related transactions, or vote any Lock-Up Shares in favor of such transaction or series of related transactions); provided, that in the event such transaction or series of related transactions is not completed, the Lock-Up Shares shall remain subject to the restrictions contained in this letter agreement;

provided, that any such Transfer pursuant to clauses (e) through (i) above shall not involve a disposition for value; provided, further, with respect to any such Transfer pursuant to clauses (e) through (j) above, (1) each donee, trustee, distributee, or transferee, as the case may be, shall execute a joinder to this letter agreement evidencing such donee’s, trustee’s, distributee’s, or transferee’s agreement to become a party hereto and be bound by and subject to the terms and provisions of this letter agreement to the same effect, and (2) no filing by any party under the Exchange Act or other public announcement shall be made (including voluntarily) in connection with such Transfer except as otherwise compelled to do so or is required to do so to comply with applicable law or legal process or any request by or from a Governmental Authority or the rules of any securities exchange or the rules and regulations of any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act or any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

3. In addition, the restrictions in Paragraph 1 shall not apply to:

(a) the exercise (including by net or cashless exercise) of stock options granted pursuant to PubCo’s equity incentive plans or warrants or any other securities existing as of the date hereof, which securities are convertible into or exchangeable or exercisable for PubCo Common Stock; provided, that such restrictions shall apply to any shares of PubCo Common Stock issued upon such exercise, exchange or conversion;

(b) the Transfer or surrender to PubCo of any shares of PubCo Common Stock to cover tax withholdings upon a vesting event or settlement, as applicable, of any equity award under any of PubCo’s equity incentive plans; provided, that the underlying shares of PubCo Common Stock shall continue to be subject to the restrictions set forth in this letter agreement;

(c) the Transfer of any shares of PubCo Common Stock purchased by Holder on the open market following the date hereof;

(d) Transfer of shares of PubCo Common Stock to PubCo pursuant to any contractual arrangement that provides PubCo with an option to repurchase such shares of PubCo Common Stock in connection with the termination of Holder’s employment with PubCo, as applicable; and

(e) the establishment of any contract, instruction or plan (a “Plan”), if permitted by PubCo (such permission not to be unreasonably withheld, conditioned, delayed or applied asymmetrically to the undersigned as compared to any other employee of PubCo), that satisfies all of the applicable requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that the securities subject to the Plan may not be sold until the end of the Lock-Up Period (except to the extent otherwise allowed hereunder).

4. This letter agreement shall be effective upon consummation of the Transactions contemplated by the Merger Agreement and shall terminate on the date on which Holder no longer holds Lock-Up Shares.

5. Holder agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the Transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

6. This LETTER AGREEMENT and any claim, controversy or dispute arising under or related to this LETTER AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of DELAWARE without regard to its choice of law provisions.

[Signature Pages Follow]

Very truly yours,

HOLDER:

[●]

By:
Name:
Title:

Acknowledged and Agreed:

PUBCO:

Falcon Capital Acquisition Corp., a Delaware corporation

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]